EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statements 333-21745, 333-39225, 333-67925 and 333-89816 of BWAY Corporation on Form S-8 of our report dated November 1, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to BWAY Corporation’s proposed merger), appearing in this Annual Report on Form 10-K of BWAY Corporation for the year ended September 29, 2002.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Atlanta, Georgia
December 30, 2002